Exhibit 10.4.3

AMENDMENT NO. 3

TO

EMPLOYMENT AGREEMENT

AMENDMENT NO. 3 dated as of December 18, 2007 to an EMPLOYMENT AGREEMENT entered into as of May 1, 1997 between Bio-Reference Laboratories, Inc., a New Jersey corporation (“the Company”) and Sam Singer, Senior Vice President (“Employee”), previously amended as of November 1, 2002 by Amendment No.1 and as of January 7, 2004 by Amendment No.2 (the Employment Agreement, Amendment No.1 and Amendment No.2 collectively referred to as the “ Agreement”).

WITNESSETH:

WHEREAS the parties executed the Employment Agreement as of May 1, 1997 providing for the employment by the Company of the Employee as Senior Vice President and Chief Financial Officer of the Company through October 31, 2002; and

WHEREAS pursuant to Amendment No.1 executed as of November 1, 2002, the parties amended the Employment Agreement to extend the term for two years, to grant the Company the option to extend the Agreement for up to two additional consecutive one-year periods, to modify the compensation terms and to effect other changes; and

WHEREAS pursuant to Amendment No.2 executed as of January 7, 2004, the parties amended the Employment Agreement to extend the term for two additional years, to grant the Company the option to extend the Agreement for an additional year and to effect other changes, and

WHEREAS the parties hereby agree to amend the Agreement to extend the term for two additional years, to grant the Company the option to continue to renew the Agreement, subject to the Employee’s right to terminate the Agreement, and to modify the compensation terms; all as herein set forth:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:

E.              “1. Terms of Employment.” The “Expiration Date: as set forth in this section is extended to the later of October 31, 2009 or any subsequent date to which this Agreement is extended pursuant to Section 2 hereof.

F.

                        “2. Renewal.” This section is hereby amended to read in its entirety as follows:

“2. Renewal.” This Agreement may be renewed and extended beyond the Expiration Date set forth in section 1 for additional one year periods at the Company’s option. This Agreement will be automatically extended at the end of each Company fiscal year for an additional one year term beyond its then Expiration Date unless the Company gives written notice to the Employee not less than ten (10) days prior to the end of the fiscal year preceding the fiscal year containing the Expiration Date that it elects not to extend the Agreement (the “Non-Extension Date”). By way of example:

If the Company Fails	Agreement Expiration Date
To Give the Non-Extension	Automatically Extended to
Notice On or Prior to October 21	October 31

2008	2010
2009	2011

Once the Company gives a Non-Extension Notice, this Agreement shall terminate at the close of business on October 31 of the Company’s fiscal year next succeeding the fiscal year in which the Non-Extension Notice was given. By way of example, if the Non-Extension Notice is given in fiscal 2009 on or prior to October 21 of such year, the Agreement will terminate on October 31, 2010.

        Anything to the contrary herein contained notwithstanding , the Employee shall have the absolute right in his own discretion to terminate the Agreement effective on January 1 of any calendar year commencing January 1, 2010 (the “Effective Termination Date”) by providing the Company with not less than 90 days prior written notice of his election to terminate. In the event the Employee so elects to terminate the Agreement and continues to provide the services required by the Agreement through the Effective Termination Date, he shall be entitled to continue to be paid his Base Compensation at the rate in effect at the date of his notice to terminate as well as all employee benefits to which he is entitled, through the Effective Termination Date

G.            “4. Compensation.” The “Base Compensation” as set forth in paragraph (a) of this section shall be not less than $355,000 in each of fiscal 2008 and 2009 as well as in each subsequent year of an extension period. The provisions of paragraph (g) of this section concerning increases in Base Compensation based upon percentage increases in the Consumer Price Index shall continue to be applicable with respect to each year that the Agreement as extended (including any renewal year if applicable) is in effect.

H.            Other Provisions. Except as specifically modified of amended herein, the parties hereto hereby reaffirm each provision of the Agreement as of the date hereof.

IN WITNESS WHEREOF, the undersigned have each duly executed this Amendment No. 3 to the Agreement as of the date first above written.

COMPANY:
Bio-Reference Laboratories, Inc.

By	/S/ Marc D. Grodman
Marc D. Grodman, President
Duly Authorized

EMPLOYEE:
/S/ Sam Singer
Sam Singer